UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2015, Imprimis Pharmaceuticals, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with Advance Dosage Forms, Inc. and John DiGenova (collectively “ADF”). Pursuant to the terms of the Agreement, the Company granted ADF a license under certain U.S. patent applications (the “Licensed Patent Rights”) to develop and sell in Canada certain of the Company’s proprietary Dropless and LessDrops compounded formulations (the “Product(s)”) and use certain of the Company’s trademarks, designs, trade names and markings. The license is non-exclusive, however, prior to December 31, 2015 the parties shall negotiate in good faith and attempt to reach mutual agreement on the terms and conditions upon which ADF would have the option to convert the licenses thereunder to exclusive. Such terms and conditions would include, without limitation: (i) diligence and market penetration conditions to convert; (ii) annual diligence and market growth conditions to maintain exclusivity; and (iii) an annual license fee of US$50,000 payable to the Company (US$25,000 of which would be creditable against the royalties owing during such year).

As consideration for the license granted under the Agreement, ADF has agreed to pay the Company royalties based on its sales of the Products. The royalties consist of the greater of: (i) US$50 per unit of Product sold; and (ii) 20% of ADF’s sales of the Products. ADF has also agreed to pay to the Company a noncreditable license fee of US$10,000 at the Effective Date. ADF is obligated to pay such royalties beginning with its first commercial sale of the Products and continuing until claims under the Licensed Patent Rights are considered expired, abandoned, or unenforceable and are no longer subject to the license granted under the Agreement. ADF is obligated to maintain quality standards established by the Company, use commercially reasonable efforts to develop and commercialize the Products and market shares according to the terms of the Agreement as agreed to by the parties.

Subject to certain conditions and each party’s right to terminate the Agreement earlier under certain circumstances, the Agreement will continue in effect until the expiration of ADF’s royalty obligations under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the complete text of the Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein in its entirety by reference. The Company issued a press release on August 12, 2015 announcing the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On August 12, 2015, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2015. The press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent it is specifically incorporated by reference but regardless of any general incorporation language in such filing.

The information furnished under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	License Agreement dated as of August 11, 2015, between Imprimis Pharmaceuticals, Inc. and Advance Dosage Forms, Inc. and John DiGenova.

99.1	Press release issued by Imprimis Pharmaceuticals, Inc., dated August 12, 2015.

99.2	Press release issued by Imprimis Pharmaceuticals, Inc., dated August 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: August 12, 2015	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	License Agreement, dated as of August 11, 2015, between Imprimis Pharmaceuticals, Inc. and Advance Dosage Forms, Inc. and John DiGenova.

99.1	Press release issued by Imprimis Pharmaceuticals, Inc., dated August 12, 2015.

99.2	Press release issued by Imprimis Pharmaceuticals, Inc., dated August 12, 2015.